UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 5

to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

INTERNET SCIENCES INC.

(Exact name of Company as specified in its charter)

Delaware	81-2775456
(State or other jurisdiction of Incorporation)	(IRS EIN)

521 Fifth Ave, 17th Floor
New York, New York 10016
Telephone Number 212-586 4141
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Lynda Chervil, CEO
521 Fifth Ave, 17th Floor
New York, New York 10175
Telephone Number 212-880-3750
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Jeff Turner, Esq
JDT Legal PLLC
897 Baxter Drive South Jordan, UT 84095 801-810-4465 jeff@jdt-legal.com

As soon as practicable after the effective date of this Registration Statement.

(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

Calculation of Registration Fee

Title of Securities To Be Registered	Proposed Maximum Aggregate Offering Price (1)(2)	Registration Fee(2)(3)

1,387,000 Shares of Class A Common Stock, $5 per share	$6,935,000	$756.61
1,800,000 Shares of Class B Common Stock, $5 per share	$9,000,000	$981.90
	$15,935,000	$1,738.51

(1) Pursuant to Rule 416 under the Securities Act, the shares of common stock offered hereby also include an indeterminate number of additional shares of common stock as may from time to time become issuable by reason of stock splits, stock dividends, recapitalizations or other similar transactions.

(2) The Offering price has been estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(a) of the Securities Act and is based upon the Company’s estimate of the value of the Class A Common Stock.

(3) $169 previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this Prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission becomes effective. This Prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

SUBJECT TO COMPLETION

Internet Sciences Inc.

1,387,000 Shares of Class A Common Stock
1,800,000 Shares of Class B Common Stock

This Prospectus relates to the resale of up to 1,387,000 shares of our Class A Common Stock, par value $0.001 per share and 1,800,000 shares of Class B Common Stock $0.001 by selling stockholders. The selling stockholders may sell all or a portion of the shares being offered pursuant to this Prospectus at a fixed price of $5.00 offering until such time as our shares are quoted on the OTC Bulletin Board, OTCQX, OTCQB or NASDAQ Capital Market.

The selling stockholders are underwriters within the meaning of the Securities Act of 1933 (the “Act”) and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Act.

Selling Shareholders	Selling Price	Aggregate Proceeds to Selling Shareholders
1,387,000 Shares of Class A Common Stock	$5.00	$6,855,000
1,800,000 Shares of Class B Common Stock	$5.00	$9,000,000

We will not receive any proceeds from the sale of shares of our Class A or B Common Stock by the selling stockholders. We will pay for expenses of this offering, except that the selling stockholders will pay any broker discounts or commissions or equivalent expenses and expenses of its legal counsel applicable to the sale of its shares.

Investing in our Common Stock involves a high degree of risk. See “Risk Factors” to read about factors you should consider before buying shares of our Common Stock.

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). See “Description of Business” and “Risk Factors.”

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Date of This Prospectus is: August 30, 2021

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Please read this Prospectus carefully and in its entirety. This Prospectus contains disclosure regarding our business, our financial condition and results of operations and risk factors related to our business and our Common Stock, among other material disclosure items. We have prepared this Prospectus so that you will have the information necessary to make an informed investment decision.

You should rely only on information contained in this Prospectus. We have not authorized any other person to provide you with different information. This Prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any state where the offer or sale is not permitted. The information in this Prospectus is complete and accurate as of the date on the front cover, but the information may have changed since that date.

The Registration Statement containing this Prospectus, including the exhibits to the Registration Statement, provides additional information about our Company and the Common Stock offered under this Prospectus. The Registration Statement, including the exhibits and the documents incorporated herein by reference, can be read on the Securities and Exchange Commission website or at the Securities and Exchange Commission offices mentioned under the heading “Where You Can Find More Information.”

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PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this Prospectus. It does not contain all the information that you should consider before investing in the Common Stock. You should carefully read the entire Prospectus, including “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Financial Statements, before making an investment decision. In this Prospectus, the terms “Internet Sciences” “Company,” “Registrant,” “we,” “us” and “our” refer to Internet Sciences, a Delaware Corporation.

Our Business

Internet Sciences Inc. (“ISI” or the “Company”), formerly known as Luxury Trine Digital Media Group Inc., is an early stage emerging diversified information and communications technology company specializing in cutting-edge digital transformation services, including new-media technology; telecommunication and network carrier services; IoT-enabled solutions; and managed ICT, managed cloud services, data centers and co-location services.

Founded in 2016, and based in New York, N.Y., ISI seeks to operate internationally with a global team known for its technological expertise, deep industry knowledge, world-class research and analytical capabilities, and innovative mindset.

ISI seeks to transform corporations, enterprises and government entities by providing best-in-class solutions, rooted in and driven by the technology, data, and organizational strategy required for operational excellence. Our interdisciplinary teams work in close collaboration with clients, helping them to solve their biggest problems utilizing a user-centric, data-driven approach focusing on creating seamless unified experiences across all digital, communication and physical touchpoints.

Implications of Being an Emerging Growth Company

We qualify as an emerging growth company as that term is used in the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include:

●	A requirement to have only two years of audited financial statements and only two years of related MD&A;

●	Exemption from the auditor attestation requirement in the assessment of the emerging growth company’s internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002 (“SOX”);

●	Reduced disclosure about the emerging growth company’s executive compensation arrangements; and

●	No non-binding advisory votes on executive compensation or golden parachute arrangements.

We have already taken advantage of these reduced reporting burdens in this Prospectus, which are also available to us as a smaller reporting company as defined under Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Act”) for complying with new or revised accounting standards. We have elected to take advantage of the extended transition period for complying with new or revised accounting standards, which allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements contained in this Form S-1 may not be comparable to companies that comply with public company effective dates. The existing scaled executive compensation disclosure requirements for smaller reporting companies will continue to apply to our filings for so long as our Company is an emerging growth company, regardless of whether the Company remains a smaller reporting company.

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We could remain an emerging growth company for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our Common Stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

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The Offering

Common Stock offered by selling stockholders	This Prospectus relates to the resale of 1,387,000 shares of our Class A Common Stock. and 1,800,000 shares of Class B Common Stock.

Common Stock outstanding before the Offering	1,387,000 shares of Class A Common Stock and 18,800,000 shares of Class B common Stock, both as of August 30, 2021.

Common Stock outstanding after the Offering	1,387,000 of Class A Common Stock and 18,800,000 shares of Class B Common Stock

Terms of the Offering	The selling stockholders will determine when and how they will sell the Class A and B Common Stock offered in this Prospectus. The prices at which the selling stockholders may sell the shares of Class A and B Common Stock in this Offering will be determined by the prevailing market price for the shares of Class A and B Common Stock or in negotiated transactions.

Termination of the Offering	The Offering will conclude upon such time as all of the Class A and B Common Stock has been sold pursuant to the Registration Statement.

Trading Market	Our Class A and B Common Stock are not traded on any market.

Use of proceeds	The Company is not selling any shares of the Class A or B Common Stock covered by this Prospectus. As such, we will not receive any of the Offering proceeds from the registration of the shares of Class A and B Common Stock covered by this Prospectus. See “Use of Proceeds.”

Risk Factors	The Class A and B Common Stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of his/her/its entire investment. See “Risk Factors”.

Special Note Regarding Forward-Looking Statements

The information contained in this Prospectus, including in the documents incorporated by reference into this Prospectus, includes some statements that are not purely historical and that are “forward-looking statements.” Such forward-looking statements include, but are not limited to, statements regarding our management’s expectations, hopes, beliefs, intentions and/or strategies regarding the future, including our financial condition and results of operations. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “seeks,” “should,” “would” and similar expressions, or the negatives of such terms, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this Prospectus are based on current expectations and beliefs concerning future developments and the potential effects on the parties and the transaction. There can be no assurance that future developments actually affecting us will be those anticipated. These that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, including the following forward-looking statements involve a number of risks, uncertainties (some of which are beyond the parties’ control) or other assumptions.

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RISK FACTORS

The risks and uncertainties described below are not the only ones facing the Company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any of the following risks actually occur, our business could be materially adversely affected. In such case, the Company may not be able to proceed with its planned operations and your investment may be lost entirely.

An investment in our securities is highly speculative and subject to a high degree of risk. Only those who can bear the risk of the entire loss of their investment should participate. Prospective investors should carefully consider the following factors, among others, prior to making an investment in the Securities described herein.

There is no trading market in our Class A or B Common Stock. There can be no assurance that a trading market in our Class A or B Common Stock or other securities will develop, or if such a market develops, that it will be sustained.

AS SUCH, INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME AND MUST BE ABLE TO WITHSTAND A TOTAL LOSS OF THEIR INVESTMENT.

THE RISKS AND UNCERTAINTIES DESCRIBED BELOW ARE NOT THE ONLY ONES WE FACE. ADDITIONAL RISKS AND UNCERTAINTIES NOT PRESENTLY KNOWN TO US OR THAT WE CURRENTLY DEEM IMMATERIAL MAY ALSO IMPAIR OUR BUSINESS OPERATIONS. IF ANY OF THE FOLLOWING RISKS ACTUALLY OCCUR, OUR BUSINESS COULD BE MATERIALLY ADVERSELY AFFECTED. IN SUCH CASE, WE MAY NOT BE ABLE TO PROCEED WITH ITS PLANNED OPERATIONS AND YOUR INVESTMENT MAY BE LOST ENTIRELY.

RISKS ASSOCIATED WITH THE COMPANY’S PROSPECTIVE BUSINESS AND OPERATIONS:

We do not have sufficient capital to implement our business strategy.

We lack working capital to continue operations. We will need approximately $8 million during the next 3 months to implement our business plan. While management has had discussions with several investment bankers and underwriters, the Company has no firm commitment and has not signed any type of underwriting agreement. As such, there can be no assurance that we will secure sufficient funding to implement our business plan.

We have no commitment for additional funding.

We have no commitment for additional funding. We may attempt to secure working capital through either a debt or equity offering. We may also seek to secure financing from an institutional investor. There can be no assurance that we will be able to secure institutional financing or if available, will be available on terms acceptable to the Company.

We have had limited operations to date.

We have limited operations to date and no funds to finance ongoing operations. As a result, it will be difficult for you to evaluate our potential future performance without the benefit of an established track record. We may encounter unanticipated problems implementing our business plan, which may have a material adverse effect on our results of operations. Accordingly, no assurance can be given that we will be successful in implementing our business strategy or that we will be successful in achieving our objective. Our prospects for success must be considered in the context of a new company with limited resources in a highly competitive industry. As a result, investors may lose their entire investment.

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We may not be able to operate our business successfully or generate sufficient cash flows to meet our operational requirements

Our revenues may not be sufficient to meet our cash flow requirements. As a result, we may not be able to implement our business strategies, expansion plans. There is no commitment for additional equity or debt financing. Even if we were to obtain funding, there can be no assurance that it will be available on terms acceptable to the Company.

WE WILL NEED TO RAISE ADDITIONAL CAPITAL TO MEET OUR FUTURE BUSINESS REQUIREMENTS AND SUCH CAPITAL RAISING MAY BE COSTLY OR DIFFICULT TO OBTAIN AND COULD DILUTE CURRENT STOCKHOLDERS’ OWNERSHIP INTERESTS.

We will require a significant capital infusion to implement our business model. We do not have any firm commitments or other identified sources of additional capital from third parties or from our officer and director or from other shareholders. There can be no assurance that additional capital will be available to us, or that, if available, it will be on terms satisfactory to us. Any additional financing will involve dilution to our existing shareholders. If we do not obtain additional capital on terms satisfactory to us, or at all, it may cause us to delay, curtail, scale back or forgo some or all of our business operations, which could have a material adverse effect on our business and financial results and investors would be at risk to lose all or a part of any investment in our Company.

WE ARE DEPENDENT UPON OUR CEO FOR HER SERVICES AND ANY INTERRUPTION IN HER ABILITY TO PROVIDE HER SERVICES COULD CAUSE US TO CEASE OPERATIONS.

The loss of the services of Ms. Lynda Chervil, our CEO, Chairman and President, could have a material adverse effect on us. We do not maintain any life insurance on Ms. Chervil. The loss of Ms. Chervil’s services could cause investors to lose all or a part of their investment. Our future success will also depend on our ability to attract, retain and motivate other highly skilled employees. Competition for personnel in our industry is intense. We may not be able to assimilate or retain highly qualified employees now or in the future. If we do not succeed in attracting new personnel or retaining and motivating our current personnel, our business will be adversely affected.

OUR FUTURE SUCCESS WILL DEPEND ON OUR ABILITY TO GENERATE AND INCREASE REVENUES.

We operate in a highly competitive market and face numerous risks and uncertainties in achieving both the ability to generate and increase revenues. In order to drive revenues for our business, we must successfully:

●	Deploy, implement and execute a marketing plan for client acquisition and retention, to attract corporations and individuals to our services;
●	Acquire digital information and communications companies; co-location comm tech data analytics
●	Attract and retain qualified personnel from our competitors with experience and expertise to serve in various capacities, including sales and marketing positions; and

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●	Invest in software technologies that will enable our company to build scalability with the ability to continue to function well with changes in size and volume of our audiences to meet their needs.

If we are not successful in the execution of these strategies, our business, results of operations and financial condition will be materially adversely affected.

THERE IS NO ASSURANCE OUR FUTURE OPERATIONS WILL RESULT IN PROFITABLE OPERATIONS. IF WE CANNOT GENERATE SUFFICIENT REVENUES TO OPERATE PROFITABLY OR WE ARE UNABLE TO RAISE ADDITIONAL FUNDS, THIS MAY DECREASE SHAREHOLDER VALUE OR CAUSE US TO CEASE OPERATIONS.

We expect to incur operating losses in future periods as we develop our various business. We cannot be sure that we will be successful in generating revenues in the future. If we are unable to generate sufficient revenues or raise additional funds, our business will be adversely affected and our shareholders may lose their investment.

WE FACE INTENSE COMPETITION FROM OTHER PROVIDERS.

We compete with many providers of information and communications technology companies specializing in cutting-edge digital transformation services, including new-media technology; telecommunication and network carrier services; IoT-enabled solutions; and managed ICT, data center and co-location services, Artificial Intelligence and Big Data Analytics consulting services. Because our market poses no substantial barriers to entry, we expect this competition to continue to intensify. The types of companies with which we compete and challenge include:

●	Larger information communication technology and telecommunications companies;
●	start-up companies entering the market;
●	changes in our competitors’ strategies and tactics to which we may not be able to adequately respond.

Many of our existing competitors, as well as many of our potential competitors, have longer operating histories, greater name recognition, larger customer bases and significantly greater financial, technical and marketing resources than we do.

Many of our competitors will be able to respond more quickly to new or emerging technologies and changes in the industry or to devote greater resources to the development, promotion and sale of their services than we can. Competitors may be more able to launch extensive marketing campaigns and enhance their visibility in the market. In addition, current and prospective competitors may establish cooperative relationships among themselves or with third parties to improve their ability to address the needs of our existing and prospective customers. If these events occur, they could have a materially adverse effect on our revenue. Increased competition could also result in price reductions, reduced margins or loss of market share.

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Our ability to compete may depend upon factors outside of our control

Factors outside of our control which may inhibit the ability to implement our business strategy and profitably operate the Company include:

●	the prices of our competitor’s services;
●	the ability of competitors to launch extensive marketing campaigns;
●	changes in consumer behavior;
●	changes in the global economy;
●	changes within the media, technology and telecommunications business sectors of the global economy.

In order to remain competitive, we must have the ability to respond promptly and efficiently to the ever-changing marketplace. We will have to adapt by revamping our own strategies and tactics to adequately respond in changing competitive business climates.

IF WE DO NOT SUCCESSFULLY ESTABLISH AND MAINTAIN OUR COMPANY AS A HIGHLY TRUSTED AND RESPECTED NAME OR ARE UNABLE TO ATTRACT AND RETAIN CLIENTS, WE COULD SUSTAIN LOSS OF REVENUES, WHICH COULD SIGNIFICANTLY AFFECT OUR BUSINESS.

In order to attract and retain a client base and increase business, we must establish, maintain and strengthen our name and the services we provide. To be successful in establishing our reputation, clients must perceive us as a trusted source for quality services. If we are unable to attract and retain clients with our current marketing plans, we may not be able to successfully establish our name and reputation, which could significantly affect our business, financial condition and results of operations.

WE MAY NOT BE SUCCESSFUL IN INCREASING OUR BRAND AWARENESS WHICH WOULD ADVERSELY AFFECT OUR BUSINESS.

Our future success will depend, in part, on our ability to increase the brand awareness of our service offerings. If our marketing efforts are unsuccessful or if we cannot increase our brand awareness, our business, financial condition and results of operations would be materially adversely affected.

OUR BUSINESS COULD BE ADVERSELY AFFECTED BY A DOWNTURN IN THE ECONOMY.

We are relying on the demand of businesses and in the stability of economic markets to generate revenues.

OUR BUSINESS WOULD BE ADVERSELY AFFECTED IF WE ARE NOT ABLE TO CREATE AND DEVELOP AN EFFECTIVE WORKFORCE.

A significant component to our growth strategy is attracting and retaining qualified, creative, innovative and experienced personnel. Our business would be adversely affected if we were unable to succeed in developing an effective workforce. We currently do not employ a workforce capable of generating revenue.

RAPID CHANGES IN TECHNOLOGY COULD IMPACT OUR ABILITY TO COMPETE.

Rapid changes in technology could affect our ability to compete for business customers. The technology used to deliver communications services has changed rapidly in the past and will likely continue to do so in the future. If we are unable to keep up with such changes, we may not be able to offer competitive services to our business customers. This could adversely affect our ability to compete for business customers, which, in turn, would adversely affect our results of operations and financial condition.

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PAYMENTS FOR TARIFFS MAY ADVERSELY AFFECT OUR BUSINESS.

In certain markets where we provide services to businesses, we may pay a significant portion for our network capacity from certain platforms and verticals. These platforms may compete directly with us for customers. The prices for platform services are contained in either tariffs, interconnection agreements, or negotiated contracts. Terms, conditions and pricing for tariff services may be changed, but they must be approved by the appropriate regulatory agency before they go into effect.

DISRUPTIONS AND NETWORK CONGESTION MAY CAUSE US TO LOSE CUSTOMERS AND INCUR ADDITIONAL COSTS.

Disruptions and congestion in our networks and infrastructure may cause us to lose customers and incur additional expenses.

Our customers will depend on reliable service over various networks. Some of the risks to our network infrastructure include physical damage to lines, security breaches, capacity limitations, power surges or outages, software defects and disruptions beyond our control, such as natural disasters and acts of terrorism. From time to time in the ordinary course of business, we will experience disruptions in our service due to factors such as cable damage, inclement weather and service failures in our third-party service providers. Additionally, we could face disruptions due to capacity limitations because of changes in our customers’ high-speed Internet usage patterns. These patterns have changed in recent years, for example through the increased usage of video and streaming, resulting in a significant increase in the utilization of our network.

We could experience more significant disruptions in the future. Disruptions may cause interruptions in service or reduced capacity for customers, either of which could cause us to lose customers or incur additional expenses or capital expenditures. Such results could adversely affect our results of operations and financial condition.

Disruptions in our data centers could cause service interruptions for customers. If a disruption occurs in one of our data centers, our customers could lose access to information critical to running their businesses, which could result in a loss of customers. We may also incur significant operating or capital expenditures to restore service. Thus, disruptions could affect our results of operations and financial condition.

A CHANGING REGULATORY ENVIRONMENT CAN AFFECT OUR OPERATIONS.

Future revenues, costs, and capital investment in our platform could be adversely affected by material changes to, or decisions regarding applicability of government requirements, including, but not limited to, state and federal USFi support and other pricing and requirements. Federal and state communications laws may be amended in the future, and other laws may affect our business. In addition, certain laws and regulations applicable to us and our competitors may be, and have been, challenged in the courts and could be changed at any time. We cannot predict future developments or changes to the regulatory environment or the impact such developments or changes would have.

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In addition, these regulations could result in significant compliance costs. Delays in obtaining certifications and regulatory approvals could result in substantial legal and administrative expenses and additionally, conditions imposed in connection with such approvals could adversely affect the rates that we are able to charge our customers. Our business also may be affected by legislation and regulations imposing new or greater obligations related to, for example, assisting law enforcement, bolstering homeland and cyber-security, protecting intellectual property rights of third parties, minimizing environmental impacts, protecting customer privacy, or addressing other issues that affect our business.

WE MAY BE SUBJECT TO INTELLECTUAL PROPERTY CLAIMS.

We may need to defend ourselves against lawsuits or claims that we infringe upon the intellectual property rights of others.

From time to time, we may receive notices from third parties, or we may be named in lawsuits filed by third parties, claiming we have infringed or are infringing upon their intellectual property rights. We may receive similar notices or be involved in similar lawsuits in the future. In certain situations, we may have the ability to seek indemnification from our vendors regarding these lawsuits or claims. If we cannot enforce our indemnification rights or if our vendors lack the financial means to indemnify us, these claims may require us to expend significant time and money defending our alleged use of the affected technology, may require us to enter into licensing agreements requiring one-time or periodic royalty payments that we would not otherwise have to pay, or may require us to pay damages. If we are required to take one or more of these actions, it may result in an adverse impact to our results of operations and financial condition. In addition, in responding to these claims, we may be required to stop selling or redesign one or more of our products or services, which could adversely affect the way we conduct our business.

WE MAY NOT BE ABLE TO SUCCESSFULLY MANAGE OUR GROWTH.

We could experience growth over a short period, which could put a significant strain on our managerial, operational and financial resources. We must implement and constantly improve our certification processes and hire, train and manage qualified personnel to manage such growth. As part of this growth, we may have to implement new operational and financial systems and procedures and controls to expand, train and manage our employees, especially in the areas of marketing and technology. If we fail to develop and maintain our services and processes as we experience our anticipated growth, demand for our services and our revenues could decrease.

OUR INABILITY TO GENERATE SIGNIFICANT REVENUES TO DATE RAISES DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.

We have nominal revenues to date and will need a significant capital infusion to implement our business plan. As a result, our Independent Registered Public Accounting Firm has expressed substantial doubt about the Company’s ability to continue as a going concern in their report to the audited financial statements as of and for the years ended December 31, 2020 and 2019 included in the registration statement.

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BECAUSE WE HAVE NOT IMPLEMENTED OUR BUSINESS MODEL, WE HAVE NOT PROVEN OUR ABILITY TO GENERATE REVENUES OR PROFITS, AND ANY INVESTMENT IN THE COMPANY IS RISKY.

We have very little meaningful operating history so it will be difficult for you to evaluate an investment in our stock. We have not sold any of our products to date. Our Independent Registered Public Accounting Firm have expressed substantial doubt about our ability to continue as a going concern. We cannot assure that we will ever be profitable. As a result, investors will bear the risk of complete loss of their investment in the event we are not successful.

WE WILL INCUR INCREASED COSTS AS A RESULT OF BECOMING A PUBLIC COMPANY.

Following the filing of this Registration Statement we will become a mandatory filer with the Securities and Exchange Commission. As a public company, we will incur significant legal, accounting, consulting and other expenses that we did not incur as a private company. We will incur costs associated with our public company reporting requirements.

THERE IS CURRENTLY NO MARKET FOR OUR COMMON STOCK, AND WE DO NOT EXPECT THAT A MARKET WILL DEVELOP IN THE FORESEEABLE FUTURE MAKING AN INVESTMENT IN OUR COMMON STOCK ILLIQUID.

There is currently no market for our common stock. We do not expect that a market will develop in the foreseeable future. The lack of a market may impair the ability to sell shares at the time investors wish to sell them or at a price considered to be reasonable. In the event that a market develops, we expect that it would be extremely volatile.

WE DO NOT ANTICIPATE DIVIDENDS TO BE PAID ON OUR COMMON STOCK AND INVESTORS MAY LOSE THE ENTIRE AMOUNT OF THEIR INVESTMENT.

A dividend has never been declared or paid in cash on our common stock and we do not anticipate such a declaration or payment for the foreseeable future. We expect to use future earnings, if any, to fund business growth. Therefore, stockholders will not receive any funds absent a sale of their shares. We cannot assure stockholders of a positive return on their investment when they sell their shares nor can we assure that stockholders will not lose the entire amount of their investment.

OUR CHIEF EXECUTIVE OFFICER AND MAJORITY STOCKHOLDER MAY SIGNIFICANTLY INFLUENCE MATTERS TO BE VOTED ON AND HER INTERESTS MAY DIFFER FROM, OR BE ADVERSE TO, THE INTERESTS OF OUR OTHER STOCKHOLDERS.

The Company’s executive officer and majority stockholder control 99% of our outstanding common stock. Accordingly, the Company’s executive officer and majority stockholder possess significant influence over the Company on matters submitted to the stockholders for approval, including the election of directors, mergers, consolidations, the sale of all or substantially all our assets, and also the power to prevent or cause a change in control. This amount of control gives them substantial ability to determine the future of our Company, and as such, they may elect to close the business, change the business plan or make any number of other major business decisions without the approval of shareholders. The interest of our majority stockholders may differ from the interests of our other stockholders and could therefore result in corporate decisions that are averse to other stockholders.

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USE OF PROCEEDS

We will not receive any proceeds from the sale of shares of our Class A or B Common Stock by the selling stockholders.

We will pay for expenses of this offering, except that the selling stockholders will pay any broker discounts or commissions or equivalent expenses and expenses of its legal counsel applicable to the sale of its shares.

DETERMINATION OF OFFERING PRICE

The selling stockholders may sell their shares at a fixed price of $5.00 per share until such time as our shares are quoted on the OTC Bulletin Board, OTCQX, OTCQB or NASDAQ Capital Market.

 DILUTION

The sale of our Class A or B Common Stock by the selling stockholders will not have a dilutive impact on our stockholders.

SELLING STOCKHOLDERS

This Prospectus relates to the resale of up to 1,387,000 shares of our Class A Common Stock and 1,800,000, shares of our Class B Common Stock, by the selling stockholders. The selling stockholders may offer and sell, from time to time, any or all of shares of our Class A and B Common Stock.

The following table sets forth certain information regarding the beneficial ownership of shares of Class A and B Common Stock by the selling stockholders as of August 30, 2021 and the number of shares of our Class A and B Common Stock being offered pursuant to this Prospectus. The selling stockholders have sole voting and investment powers over their shares.

Because the selling stockholders may offer and sell all or only some portion of the 1,387,000 shares of our Class A Common Stock or of the 1,800,000 shares of our Class B Common Stock being offered pursuant to this Prospectus, the numbers in the table below representing the amount and percentage of these shares of our Class A and B Common Stock that will be held by the selling stockholders upon termination of the offering are only estimates based on the assumption that the selling stockholders will sell all of their shares of our Class A or B Common Stock being offered in the offering.

Ms. Chervil has been an officer, director and majority stockholder since inception.

To our knowledge, the selling stockholders are not a broker-dealer or an affiliate of a broker-dealer. We may require the selling stockholders to suspend the sales of the shares of our Class A and B Common Stock being offered pursuant to this Prospectus upon the occurrence of any event that makes any statement in this Prospectus or the related registration statement untrue in any material respect or that requires the changing of statements in those documents in order to make statements in those documents not misleading.

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Name of selling stockholders	Class A or B Shares Owned by selling stockholders before the Offering(1)	Total Class A or B Shares Offered in the Offering	Number of Class A or B Shares to Be Owned by selling stockholders After the Offering and Percent of Total Issued and Outstanding Class A or B Shares(1)(2)
			# of Shares	% of Class
Lynda Chervil	870,000	870,000	0	0%
	18,800,000	1,800,000	17,000,000	90.4%
Jean Ernest Chervil	50,000	50,000	0	0%
Rosenie Chervil	50,000	50,000	0	0%
Yolande Saint Juste	50,000	50,000	0	0%
Richard Marriot	50,000	50,000	0	0%
Alliance Equity Capital Group, Inc.	30,000	30,000	0	0%
Moise Jean Louis	30,000	30,000	0	0%
Christopher B Lowry	26,000	26,000	0	0%
Bart L Fooden	25,000	25,000	0	0%
Naomie Leah Cervil	24,000	24,000	0	0%
Aude Soichet	20,000	20,000	0	0%
Jeff Turner	15,000	15,000	0	0%
Getro Maceno	14,000	14,000	0	0%
Roseline Chervil	12,000	12,000	0	0%
Beer Scheba Chervil	11,000	11,000	0	0%
Vilicia Chervil	11,000	11,000	0	0%
Jennifer Buzzeli	10,000	10,000	0	0%
Jesula Delpe	10,000	10,000	0	0%
Mark L Deutsch	10,000	10,000	0	0%
Myron Gould	10,000	10,000	0	0%
Hiromi Ishizu	10,000	10,000	0	0%
Dino Michetti	10,000	10,000	0	0%
Ethan M Young	10,000	10,000	0	0%
Alan D Swersky	5,000	5,000	0	0%
Roger M Young	5,000	5,000	0	0%
Kevin Mabley	3,000	3,000	0	0%
Gregorie C Maceno	2,000	2,000	0	0%
Jared G Maceno	2,000	2,000	0	0%
Jules G Maceno	2,000	2,000	0	0%
Cleopas Natio	2,000	2,000	0	0%
Joe Zeela Nicolas	1,000	1,000	0	0%
Cory R Joseph	1,000	1,000	0	0%
Angela Lowry	1,000	1,000	0	0%
Christopher Lowry	1,000	1,000	0	0%
Joslyn Marcelin	1,000	1,000	0	0%
Rouby B Metellus	1,000	1,000	0	0%
Dafnie Nacius	1,000	1,000	0	0%
Gianni Toussaint	1,000	1,000	0	0%
Totals:
Class A Common Stock	1,387,000	1,387,000	0	0%
Class B Common Stock	18,800,000	1,800,000	17,000,000	90.4%

(1) All shares are Class A Common Stock except for 18,800,000 shares owned by Ms. Chervil that are Class B Common Stock. Beneficial ownership is determined in accordance with Securities and Exchange Commission rules and generally includes voting or investment with respect to shares of Common Stock. Shares of Class A and B Common Stock subject to options and warrants currently exercisable, or exercisable within 60 days, are counted as outstanding for computing the percentage of the person holding such options or warrants but are not counted as outstanding for computing the percentage of any other person.

(2) We have assumed that the selling stockholders will sell all of the shares being offered in this offering. Lynda Chervil will continue to own 17,000,000 shares of Class B Common Stock.

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PLAN OF DISTRIBUTION

This Prospectus relates to the resale of up to 1,387,000 shares of our Class A Common Stock and 1,800,000 shares of Class B Common Stock. The selling stockholders may, from time to time sell any or all of their shares of Class A or B Common Stock on any market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

The selling stockholders may also sell securities under Rule 144 under the Securities Act of 1933, if available, rather than under this Prospectus.

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Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

The selling stockholders are underwriters within the meaning of the Securities Act of 1933 and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act of 1933 in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933. We are required to pay certain fees and expenses incurred by us incident to the registration of the securities.

The selling stockholders will be subject to the Prospectus delivery requirements of the Securities Act of 1933 including Rule 172 thereunder.

The shares of the Class A and B Common Stock will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Securities Exchange Act of 1934, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the Class A and B Common Stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Securities Exchange Act of 1934 and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of securities of the Class A and B Common Stock by the selling stockholders or any other person. We will make copies of this Prospectus available to the selling stockholders and will inform it of the need to deliver a copy of this Prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act of 1933).

DESCRIPTION OF SECURITIES TO BE REGISTERED

The Company is authorized to issue 100,000,000 shares of capital stock of which 81,200,000 shall be designated Class A Common Stock at $0.001 par value and 18,800,000 shares be designated Class B Common Stock at $0.001 par value.

The powers, preferences and rights of the Class A Common Stock and Class B Common Stock and the qualification, limitations and restrictions thereof, are in all respects identical except that each Class A Common Stock has one vote per share on all matters brought to a vote of the shareholders and holders of our Class B Common Stock have three votes per share on all matters brought to a vote of the shareholders.

The future issuance of all or part of its remaining authorized common stock may result in substantial dilution in the percentage of its common stock held by its then existing stockholders. The Company may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by the Company’s investors, and might have an adverse effect on any trading market for the Class A and B Common Stock that may develop.

No stockholder has any preemptive right or other similar right to purchase or subscribe for any additional securities issued by us, and no stockholder has any right to convert the common stock into other securities. No shares of common stock are subject to redemption or any sinking fund provisions. All the outstanding shares of our common stock are fully paid and non-assessable. Our shareholders of common stock are entitled to dividends when, as and if declared by our board from funds legally available therefore and, upon liquidation, to a pro-rata share in any distribution to shareholders. We do not anticipate declaring or paying any cash dividends on our common stock in the foreseeable future.

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INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The validity of the Common Stock being offered hereby will be passed upon for us by McMurdo Law Group, LLC

The financial statements as of and for the years ended December 31, 2020 and 2019 included in this Prospectus and Registration Statement have been audited by Pinnacle Accountancy Group of Utah (a dba of Heaton & Company, PLLC), an independent registered public accounting firm, to the extent and for the periods set forth in their report appearing elsewhere herein and in the Registration Statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting. Our unaudited interim financial statements as of June 30, 2021 and for the three and six months ended June 30, 2021 and 2020 are also included herein.

WHERE YOU CAN FIND MORE INFORMATION

We filed this Registration Statement on Form S-1 with the SEC under the Act with respect to the Class A and B Common Stock offered by selling stockholders in this Prospectus. This Prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement or the exhibits and schedules filed therewith. For further information with respect to us and our Class A and B Common Stock, please see the Registration Statement and the exhibits and schedules filed with the Registration Statement. Statements contained in this Prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the Registration Statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the Registration Statement. The Registration Statement, including its exhibits and schedules, may be inspected without charge at the public reference room maintained by the SEC, located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549, and copies of all or any part of the Registration Statement may be obtained from such offices upon the payment of the fees prescribed by the SEC. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. The SEC also maintains an Internet website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is www.sec.gov.

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DESCRIPTION OF BUSINESS

Internet Sciences Inc. (“ISI” or the “Company”) was incorporated in the State of Delaware on May 20, 2016. Its consolidated Variable Interest Entity (“VIE”), Trine Digital Broadcasting Ltd, was incorporated in the United Kingdom on July 3, 2017. The Company is also the 100% owner of two wholly-owned subsidiaries, Institute of Technology Informatics & Computer Analytics LLC, a New York limited liability company organized in September 2014 ("IoTICA"), and Analygence Limited, incorporated in the United Kingdom in April 2020.

The Company’s principal place of business is located at 521 Fifth Ave, 17th Floor, New York, New York 10175.

OVERVIEW

On October 5, 2019, the Company changed its name to Internet Sciences Inc. (“ISI” or the “Company”), formerly known as Luxury Trine Digital Media Group Inc., is an early-stage emerging diversified information and communications technology company specializing in cutting-edge digital transformation services, including new-media technology; telecommunication and network carrier services; IoT-enabled solutions; and managed ICT, managed cloud services, data centers and co-location services.

ASC 810-10-25-38, “Consolidation of Variable Interest Entities” requires a variable interest entity (“VIE”) to be consolidated by a company if that company absorbs a majority of the VIE’s expected losses and/or receives a majority of the entity’s expected residual returns as a result of holding variable interests. Trine Digital Broadcasting is a variable interest entity as defined by ASC 810-10-25-38. As ISI owns 49% of the VIE and the founder (CEO) majority shareholder (a related party) of ISI controls the remaining 51%, ISI has been determined to be the primary beneficiary of this VIE. The VIE was formed to expand the business of ISI into the United Kingdom. There are no formal explicit arrangements as of June 30, 2021 that require ISI to provide financial support to the VIE, although financial support is implied by the relationship. There were no operations, assets, or liabilities of the VIE as of June 30, 2021.

We are unaware of any material risks associated with this VIE.

ISI is an information and communications technology company that seeks to become a multi-industry technology-based enterprise primarily through merger and acquisition of business segments in new media technologies, digital telecommunication, data storage, IoT enabling technologies and cutting edge ICT technologies for Data Analytics.

While ISI’s primary activities in the United Kingdom will focus on delivering managed high performance WIFI networks, managed ITC solutions, data centers and co-location services, broadband and mobile connectivity across Continental Europe, its US operations will sharply focus on Cybersecurity and organic growth by launching new business segments that design commercial intelligent software applications, scalable cloud based platforms that deliver enterprise solutions as Platform-as -a -Service (PaaS) and infrastructure solutions as Infrastructure-as-a service (IaaS).

As a complement to its total products and service offerings across the entire company’s landscape and global footprint, ISI seeks to add value by offering its consulting services with expertise in artificial intelligence, data analytics, supply chain and logistics.

The Company’s principal place of business is 521 Fifth Ave, 17th Floor, New York, NY 10175.

The Company’s business model focuses on executing a two-tier growth strategy:

a.	Growth by identifying and acquiring existing revenue producing companies with tenure of 10 years or greater in the technology spaces in which they operate, have attained a critical mass of customers, own intellectual property assets or provide critical services to business customers and governments. We do not currently have any planned acquisitions under executed Letters of Interest.

b.	Organic growth by launching product development projects aimed to be commercialized by forming new business segments that sells its services in horizontal markets for diversification across geographies, industries, and customers.

The Company currently owns and licenses several media properties through Luxury Trine TV.

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Luxury Trine TV

Luxury Trine TV is an OTT platform1 owned by ISI that distributes short form luxury lifestyle information and entertainment content to diverse consumer segments via smart TV platforms and set top boxes. The company developed and owns 6 proprietary TV application for Apple TV, Amazon Fire TV, Roku TV, Samsung, LG and Android TV.

As of July 2018, the company has ceased its broadcasting activities in the US as it is preparing to relaunch its broadcasting activities in the UK via Trine Digital Broadcasting Ltd ( the “ VIE”). The company has chosen to change its strategy by focusing on a UK audience through connected Freeview which is a hybrid of terrestrial TV and OTT.

Freeview (terrestrial) is the largest UK broadcasting platform available in 18.3 million UK households (this includes homes that have two or more platforms – i.e. Freeview and another platform) and dedicated Freeview only homes equate to 11.4 million UK households. See below figures:-

Freeview	18.31 million UK households
Freeview ONLY	11.4
Sky	8.6
Cable	4.17
YouView	2.2
Other Sat	1.18
Freesat	1.18

Connected Freeview, is IP streamed TV which appears on the main Freeview EPG – and Ofcom estimates that three quarters of UK households now have either a connected or smart TV in their homes.

(See link https://www.ofcom.org.uk/__data/assets/pdf_file/0011/222401/communications-market-report-2021.pdf)

Trine Digital Broadcasting LTD. (the “VIE”)

Trine Digital Broadcasting Ltd is a UK based broadcasting company that will distribute both short form and long form television content via a hybrid of terrestrial TV and OTT enabling advertisers to reach critical mass audiences with diverse forms of access to television contents.

The VIE’s objectives are twofold:

a.	Develop Software as a Service (‘SaaS”) broadcast technology products to expand its commercial activities.

b.	Bring addressable TV to the US once there is a market for HbbTV in the US. Presently there is no market for Hybrid broadcast broadband TV (“HbbTV”) in the US and addressable TV is an opportunity gap that we intend to fill with HbbTV enabling technologies in the US market.

Based upon the growth of the UK media market, our initial focus for Trine Digital Broadcasting Ltd., will be in the UK where we intend to acquire existing UK based media companies to deploy our strategies which include strategic alliances with UK based companies to balance market penetration, market development, product development and diversification.

1 Over-the-top content (OTT) is the audio, video, and other media content delivered over the Internet without the involvement of a multiple-system operator (MSO) in the control or distribution of the content.

Studies

According to a 2021 Price Waterhouse Global Entertainment & Media Outlook, the UK is forecasted to return to growth this year and continue to grow over the next four years driven by sectors liberated from Covid restrictions. By 2025, the UK is set to overtake Germany as the biggest E&M market in Western Europe by revenue. Digital advertising is forecast to continue to forge ahead, rising at a CAGR of almost 8% over the next four years, twice as fast as non digital.

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•	UK compound annual growth rate to outpace global over the forecast period
•	Total UK advertising spend to grow at 7% p.a. over the next 5 years as it recovers from the pandemic disruption
•	Total UK consumer spending on Entertainment & Media to grow at 5% p.a. over the next 5 years, driven by continued digital downloads, access and consumption
•	PwC forecasts growth will rebound 9% this year and over the forecast period at a compound annual growth rate (CAGR) of 5% outpacing the expected growth in E&M revenues at a global level.
•	By 2025, the UK’s E&M sector is expected to be worth £88bn with only the US, China and Japan worth more globally.
•	Latest forecasts support optimism about augmented reality (AR) and virtual reality (VR) growing to a value of more than $44.7 billion worldwide by 2024.
•	The UK is a key driver for these sectors within Europe, which is forecast to hold a 25% share of the global market behind only the US and the Asia-Pacific region.

The implications of these studies suggest that we will benefit from current and future growth in new media by focusing, identifying, and investing in growing and emerging sectors as we recognize the innovative nature of British enterprises is critical as the technologies seek new use cases outside of the gaming industry.

Our Competition

Our competitive landscape is as diverse as the business segments in which we seek to operate. We face competition from some of the largest and best capitalized companies in the United States and throughout the world and include media conglomerate such as Google, Apple, British Telecom, Amazon to smaller technology consulting companies such as Critical Future. These and other niche companies have greater name recognition and financial resources, enabling them to finance acquisition and development opportunities or develop and support their own operations. They may also be in a position to pay higher prices than we would for the same acquisition opportunities. Consequently, we may encounter significant competition in our efforts to achieve our internal and external growth objectives. Many of our competitors have established methods of operation that have been proven over time to be successful

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and related notes and other financial information included elsewhere in this prospectus. Some of the information contained in this discussion and analysis or set forth elsewhere in this prospectus, including information with respect to our plans and strategy for our business, includes forward-looking statements that involve risks and uncertainties. See “Special Note Regarding Forward-Looking Statements” and “Risk Factors” for a discussion of forward-looking statements and important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements.

Overview

ISI is an Information Communications Technology company that seeks to become a multi-industry technology-based enterprise primarily through merger and acquisition of business segments in new media technologies, digital telecommunication, Cybersecutrity data storage, IoT enabling technologies and cutting edge ICT technologies for Data Analytics.

The company expects to reach a broad base of existing clients across Continental Europe, principally in the United Kingdom, Belgium, the Netherlands and Luxemburg. While ISI’s primary activities in the United Kingdom will focus on delivering managed high performance WIFI networks, managed ITC solutions, data centers and co-location services, broadband and mobile connectivity across Continental Europe, its US operations will sharply focus on Cybersecurity, telecommunication infrastructure as a contractor to Verizon, Comcast, AT&T and others in the telecommunication space for design engineering and installation of fiberoptic cable lines in addition to organic growth by launching new business segments that design commercial intelligent software applications, scalable cloud based platforms that deliver enterprise solutions as Platform-as -a -Service (PaaS) and infrastructure solutions as Infrastructure-as-a service (IaaS).

As a complement to its total products and service offerings across the entire company’s landscape and global footprint, ISI seeks to add value by offering its consulting services with expertise in artificial intelligence, data analytics, supply chain and logistics.

The Company’s principal place of business is 521 Fifth Avenue Ave, 17 Floor, New York, NY 10175

The Company’s business model focuses on executing a two-tier growth strategy:

a.	Growth by identifying and acquiring existing revenue producing companies with tenure of 10 years or greater in the technology spaces in which they operate, have attained a critical mass of customers, own intellectual property assets or provide critical services to business customers and governments. We do not currently have any planned acquisitions under executed Letters of Intent.

b.	Organic growth by launching product development projects aimed to be commercialized by forming new business segments that sells its services in horizontal markets for diversification across geographies, industries, and customers.

Our Outlook

We are considered to be in the development stage as defined in the accounting standards since we have not commenced planned principal operations. Our activities since inception include devoting substantially all of our efforts to business planning and development. Additionally, we have allocated a substantial portion of our time and investment to the completion of our development activities to launch our marketing plan and generate revenues and to raising capital. We have generated limited revenue from operations. The Company’s activities during the development stage are subject to significant risks and uncertainties. The Company currently plans on raising funds in the amount of $50 million through an Initial Public Offering. There is currently no public market for our common stock. While the Company believes in the viability of its strategy to initiate sales volume and in its ability to raise additional funds, there can be no assurances to that effect. The financial statements do not include adjustments to reflect the possible effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

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Results of Operations

Six Months Ended June 30, 2021 Compared to Six Months Ended June 30, 2020

Revenue

We are considered to be an early-stage company. There were no revenues generated during the six months ended June 30, 2021 or 2020

Operating Expenses and Loss from Operations

Total operating expenses and loss from operations for the six months ended June 30, 2021 were $2,485 a decrease of $8,669, or approximately 78%, from total operating expenses and loss from operations for the comparable six months ended June 30, 2020 of $11,154. This decrease is primarily attributable to a decrease in general and administrative expense, professional fees, and compensation.

Other Income (Expense)

During the six months ended June 30, 2021, the Company incurred $887 in other income from PPP loan forgiveness, and $2 interest expense. There were not any other income or expenses during the six months ended June 30 2020.

 Net Loss

We reported a net loss of $1,600 for the six months ended June 30, 2021 as compared to a net loss of $11,154 for the six months ended June 30, 2020 due to the factors noted above.

Liquidity and Capital Resources

Liquidity is the ability of a company to generate funds to support its current and future operations, satisfy its obligations, and otherwise operate on an ongoing basis. At June 30, 2021 we had a cash balance of $0 and a working capital deficit of $163,661.

Current liabilities were $163,661 and $162,061 as of June 30, 2021 and 2020, respectively, and consisted primarily of accounts payable, accrued liabilities, and amounts due to related parties.

The Company is considered to be in the early stage and we had no sales during the six months ended June 30, 2021. Thus, net sales are not sufficient to fund our operating expenses.  We will need to raise significant additional capital to fund our operating expenses, pay our obligations, and grow our company. We reported a net loss of $1,600 during the six months ended June 30, 2021.  At June 30, 2021, we had a working capital deficit of $163,661. We do not anticipate we will be profitable in 2021.  Therefore, our operations will be dependent on our ability to secure additional financing.  Financing transactions may include the issuance of equity or debt securities, obtaining credit facilities, or other financing mechanisms. If we are successful in securing additional working capital, we intend to increase our marketing efforts to grow our revenues.

Operating activities

Net cash used in operating activities for the six months ended June 30, 2021 amounted to $2,441, which was attributable to our net loss of $1,600, the Forgiveness of the PPP Loan of $887, and change in accounts payable of $46. Net cash used in operating activities for the six months ended June 30, 2020 amounted to $595, which was attributable to our net loss of $11,154, stock-based compensation of $5,000, and net change in operating assets and liabilities of $5,559.

Financing activities

Net cash flows provided by financing activities were $2,441 for the six months ended June 30, 2021. We received proceeds from a related party loan of $2,441. Net cash flows provided by financing activities for the six months ended June 30, 2020 totaled $8,669, which consisted of $512 in net repayments on related party loans, $8,300 in proceeds from the issuance of common stock, and $881 in PPP loan proceeds.

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Year Ended December 31, 2020, compared to Year Ended December 31, 2019.

Revenue

We are considered to be and early-stage company. There were no revenues generated during the year ended December 31, 2020 or 2019.

Operating Expenses and Loss from Operations

Total operating expenses and loss from operations for the year ended December 31, 2020, were $39,033, a decrease of $35,246 from total operating expenses and loss from operations for the comparable year ended December 31, 2019 of $74,279. This decrease is primarily attributable to a decrease in professional fees, compensation, and general and administrative expenses.

Other Income (Expense)

For the year ended December 31, 2020, we reported net other income of $994 as compared to $0 other income (expense) for the year ended December 31, 2019.

 Net Loss

We reported a net loss of $38,039 for the year ended December 31, 2020, as compared to a net loss of $74,279 for the year ended December 31, 2019 due to the factors above.

Liquidity and Capital Resources

Liquidity is the ability of a company to generate funds to support its current and future operations, satisfy its obligations, and otherwise operate on an ongoing basis. At December 31, 2020, we had a cash balance of $0 and working capital deficit of $162,061.

Current liabilities were $162,061 and $145,443 as of December 31, 2020 and 2019, respectively, and consisted primarily of accounts payable, accrued liabilities, and amounts due to related parties.

The Company is considered to be in the early stage and we had no sales during the year ended December 31, 2020. Thus, net sales are not sufficient to fund our operating expenses.  We will need to raise significant additional capital to fund our operating expenses, pay our obligations, and grow our company. We reported a net loss of $38,039 during the year ended December 31, 2020.  We do not anticipate we will be profitable in 2021.  Therefore, our operations will be dependent on our ability to secure additional financing.  Financing transactions may include the issuance of equity or debt securities, obtaining credit facilities, or other financing mechanisms. If we are successful in securing additional working capital, we intend to increase our marketing efforts to grow our revenues.

Operating activities

Net cash used in operating activities for the year ended December 31, 2020, amounted to $3,581, which was comprised of a net loss of $38,039, offset by $6,300 in stock-based compensation and net change in operating assets and liabilities totaling $28,158. Net cash used in operating activities for the year ended December 31, 2019 amounted to $36,310, which was comprised of a net loss of $74,279, offset by $28,500 in stock-based compensation and net change in operating assets and liabilities totaling $9,469.

Financing activities

Net cash flows provided by financing activities were $3,560 for the year ended December 31, 2020, which consisted of net repayments on related party loans of $9,621, proceeds from the issuance of common stock of $12,300, and $881 in PPP loan proceeds. Net cash flows provided by financing activities for the year ended December 31, 2019 was $36,218 in net proceeds from related party loans.

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Critical Accounting Policies and Estimates

Our financial statements and accompanying notes are prepared in accordance with generally accepted accounting principles in the United States. Preparing financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue and expenses. These estimates and assumptions are affected by management's applications of accounting policies. Critical accounting policies for our company include revenue recognition and accounting for stock based compensation, use of estimates, and income taxes.

Revenue Recognition

The Company adopted the guidance of the FASB ASC 606 “Revenue from Contracts with Customers” on January 1, 2017 and in general will record revenue when a contract with the rights of the parties identified has been approved and the parties have committed to the contract, payment terms have been established, the contract has commercial substance, performance obligations have been satisfied and collectability is probable. There was no cumulative effect of the adoption of ASC 606 “Revenue from Contracts with Customers” since the Company is in the early stage and had no revenues during the years ended December 31, 2020 or 2019, or subsequently through June 30, 2021.

Stock Based Compensation

Stock-based compensation is accounted for based on the requirements of ASC 718, Compensation – Stock Compensation, which requires recognition in the financial statements of the cost of employee, director, and non-employee services received in exchange for an award of equity instruments over the period the individual or entity is required to perform the services in exchange for the award (presumptively, the vesting period). The ASC also requires measurement of the cost of services received in exchange for an award based on the grant-date fair value of the award.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates. Significant estimates made by management in the accompanying financial statements include, but are not limited to the fair value of stock based compensation and the deferred tax asset valuation allowance.

Income Taxes

Income taxes are accounted for under the asset and liability method as prescribed by ASC Topic 740: Income Taxes (“ASC 740”). Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities, and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Deferred tax assets are reduced by a valuation allowance, when in the Company's opinion it is likely that some portion or the entire deferred tax asset will not be realized.

Pursuant to ASC Topic 740-10: Income Taxes related to the accounting for uncertainty in income taxes, the evaluation of a tax position is a two-step process. The first step is to determine whether it is more likely than not that a tax position will be sustained upon examination, including the resolution of any related appeals or litigation based on the technical merits of that position. The second step is to measure a tax position that meets the more-likely-than-not threshold to determine the amount of benefit to be recognized in the financial statements. A tax position is measured at the largest amount of benefit that is greater than 50% likelihood of being realized upon ultimate settlement. Tax positions that previously failed to meet the more-likely-than-not recognition threshold should be recognized in the first subsequent period in which the threshold is met. Previously recognized tax positions that no longer meet the more-likely-than-not criteria should be de-recognized in the first subsequent financial reporting period in which the threshold is no longer met.

Recent Accounting Pronouncements and Adoption of New Accounting Principles

The Company has reviewed and implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are no new pronouncements that have been issued that might have a material impact on its financial position or results of operations.

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Off Balance Sheet Arrangements

None

DESCRIPTION OF PROPERTY

Our principal office is located at 521 Fifth Ave, 17th Floor, New York, New York 10175 . We lease this space on a month-to-month basis at a cost of $160 per month. We believe that this space is sufficient for our current needs.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

The following table sets forth, the number of shares of common stock owned of record and beneficially by executive officers, directors, persons who hold 5% or more of our outstanding common stock, and by all officers and directors as a group:

Name	# Shares Owned Beneficially	Percentage of Ownership (1)
Lynda Chervil	870,000 Class A Common Shares 18,800,000 Class B Common Shares	62.7% 100%

(1)	Percent of ownership is based on 1,387,000 shares of Class A common stock outstanding and 18,800,000 shares of Class B common stock outstanding.

DIRECTOR AND EXECUTIVE OFFICER

Lynda Chervil – Chairman/President/CEO/Treasurer/Secretary

Lynda Chervil is our sole officer and Chairperson of the Board of Directors. She graduated from New York University with a Master of Science in Integrated Marketing Communications and has held many roles in new business sales development, executive leadership, sales management, marketing strategy development, deployment and implementation. Prior to venturing into entrepreneurial pursuits, Ms. Chervil led and managed a consumer and commercial bank market of $1.1 billion at Wells Fargo Bank for five years with full P/L accountability. She is both a Fellow of the Institute of Consulting and Chartered Management Institute in the United Kingdom and a recipient of Level 7 Award in Professional Consulting conferred by both the Institute of Consulting and the Chartered Management Institute for writing a disquisition on Strategy Consulting.

EXECUTIVE COMPENSATION

During the years ended December 31, 2020 and 2019, the Company issued 50,000 and 245,000 shares of Class A Common Stock for services to the former Chief Operating Officer and Chief Executive Officer/Chairman of Board of Directors at $0.10 fair market value for total expense of $5,000 and $24,500, respectively.

During the year ended December 31, 2020, the Company recorded accrued wages totaling $16,000. On July 30, 2021, 160,000 shares of Class A common stock were issued in satisfaction of the accrual.

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Summary Compensation Table

The following table presents all of the compensation paid or awarded to or earned by our principal executive officer for the fiscal years ended December 31, 2021, 2020, and . Ms. Chervil is the only employee of the Company.

Name and Principal Position	Year	Salary	Bonus	Option Awards	Stock Awards(1)	Non-Equity Incentive Plan Compensation	All Other Compensation	Total
Lynda Chervil	2021	$0	$—	$—	$16,000	$—	$—	$16,000
President, CEO	2020	$0	$—	$—	$5,000	$—	$—	$5,000
	2019	$0	$—	$—	$24,500	$—	$—	$24,500

(1) Consisting of shares issued at $0.10 fair market value.

Ms. Chervil’s address is 521 Fifth Ave, 17th Floor, New York, New York 10175.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

AND DIRECTOR INDEPENDENCE

During the year ended December 31, 2020 the Company’s Chief Executive Officer advanced $2,822 short term, non-interest-bearing loans to the Company and was repaid $12,433. During the year ended December 31, 2019 the CEO advanced the Company $38,808 and was repaid $2,590. As of December 31, 2020 and 2019, there were $85,225 and $94,846, respectively, due to, the Company’s CEO.

During the years ended December 31, 2020 and 2019, the Company issued 60,000 and 245,000 shares of common stock -class A to its officers and director for services rendered to the Company, respectively. The shares were valued at fair market value of $.10 on the grant date and recognized as compensation expense totaling $6,000 and $24,500, respectively.

During the year ended December 31, 2020, the Company recorded accrued CEO wages of $16,000 and expenses reimbursable to its CEO of $4,985, for total related party accruals of $20,985 at December 31, 2020. The common shares were subsequently issued on July 20, 2021.

During the six months ended June 30, 2021 and 2020, the Company received advances from its CEO totaling $2,441 and $2,528, respectively, and repaid $0 and $3,040, respectively. As of June 30, 2021, there was $87,666 due to the Company’s CEO.

LEGAL PROCEEDINGS

No proceedings are pending to which the Company or any of its property is subject, nor to the knowledge of the Company, are any such legal proceedings threatened against the Company.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

The Company’s Class A and/or B common stock does not trade on any exchange or on any electronic quotation system.

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INCORPORATION BY REFERENCE

The SEC allows us to "incorporate by reference" into this prospectus the information we have filed with the SEC. This means that we can disclose important information to you by referring you to other documents filed separately with the SEC. These other documents contain important information about us, our financial condition and results of operations. The information incorporated by reference is an important part of this prospectus. Information that we file later with the SEC will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus, and will be considered to be a part of this prospectus from the date those documents are filed.

We have filed with the SEC and incorporate by reference in this prospectus the documents listed below:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as filed on August 13, 2021
•	Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2021, as filed on August 19, 2021

We also incorporate by reference all additional documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, that are filed after the filing of the registration statement of which this prospectus is a part(excluding any information furnished pursuant to Item 2.02 or Item 7.01, or any other information furnished under Item 9.01, on any Current Report on Form 8-K, which is not deemed "filed" with the SEC), as well as between the date of this prospectus and the termination of any offering of securities offered by this prospectus.

Any statement contained in a document incorporated, or deemed to be incorporated, by reference in this prospectus shall be deemed modified, superseded, or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus or in any subsequently filed document that also is, or is deemed to be incorporated, by reference in this prospectus modifies, supersedes, or replaces such statement. Any statement so modified, superseded, or replaced shall not be deemed, except as so modified, superseded, or replaced, to constitute a part of this prospectus.

You may obtain any of the documents incorporated by reference into this prospectus from the SEC through its web site at the address provided above.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANT ON ACCOUNTING AND FINANCIAL DISCLOSURE

On April 23, 2020, the Board of Directors of Internet Sciences, Inc. (the "Company") approved the dismissal of its then independent registered public accounting firm, Ahmad & Associates CPA, P.C. ("Ahmed") effective April 23, 2020. The Board made this decision due to the revocation of Ahmed's registration with the Public Company Accounting Oversight Board ("PCAOB").

Ahmed's reports on the financial statements of the Company for the fiscal years ended December 31, 2017 and December 31, 2018 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. During the Company's fiscal year ended December 31, 2017 and through December 31, 2018, there were (i) no disagreements with Ahmed on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Ahmed's satisfaction, would have caused Ahmed to make reference thereto in their reports on the financial statements for such years, and (ii) no "reportable events" within the meaning of Item 304(a)(1)(v) of Regulation S-K. Ahmed was not requested by the Board to recertify the 2017 and 2018 audits due to its removal from the PCAOB as a member firm.

Effective December 7, 2020, the Company engaged Pinnacle Accountancy Group of Utah (a dba of Heaton & Company, PLLC) (“Pinnacle”) as the Company's independent registered public accounting firm beginning with the fiscal years ended December 31, 2019 and 2020, as approved by the Company’s Board of Directors.

Prior to engagement, the Company did not consult with Pinnacle regarding (1) the application of accounting principles to a specified transaction, (2) the type of audit opinion that might be rendered on the Company’s financial statements, (3) written or oral advice provided that would be an important factor considered by the Company in reaching a decision as to an accounting, auditing or financial reporting issue, or (4) any matter that was the subject of a disagreement between the Company and its predecessor auditor as described in Item 304(a)(1)(iv) or a reportable event as described in Item 304(a)(1)(v) of Regulation S-K.

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FINANCIAL STATEMENTS AND EXHIBITS

Unaudited Financial Statements for the Six Months ended June 30, 2021 and 2020

Incorporated by reference to the Company's Form 10-Q filed with the Commission on August 19, 2021

Audited Financial Statements for the Year ended December 31, 2020 and 2019

Incorporated by reference to the Company's Form 10-K filed with the Commission on August 13, 2021

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Item 15. Recent Sales of Unregistered Securities.

The following sets forth information regarding all unregistered securities issued and sold by the Registrant for the past three years:

CLASS A COMMON STOCK
Name	Date of Issuance	Number of Shares	Consideration	Exemption
Lynda Chervil	12/07/2018 09/05/2019 06/24/2020 07/24/2020	375,000 245,000 100,000 35,000	Services Services Services Services	Rule 701 Rule 701 Rule 701 Rule 701
Jean Ernest Chervil	06/24/2020	50,000	$5,000	Section 4(a)(2)
Rosenie Chervil	06/24/2020	50,000	$5,000	Section 4(a)(2)
Yolande Saint Juste	07/02/2020	50,000	$5,000	Section 4(a)(2)
Richard Marriott	01/01/2020	50,000	$5,000	Section 4(a)(2)
Alliance Equity Capital Group, Inc.	07/18/2019 09/05/2019	15,000 15,000	$1,500 $1,500	Section 4(a)(2) Section 4(a)(2)
Moise Jean Louis	07/02/2020	30,000	$3,000	Section 4(a)(2)
Christopher B Lowry	06/24/2020	26,000	$2,600	Section 4(a)(2)
Bart L Fooden	12/19/2018	25,000	$2,500	Section 4(a)(2)
Naomie Leah Chervil	07/24/2020	24,000	$2,400	Section 4(a)(2)
Getro Maceno	07/15/2020	14,000	$1,400	Section 4(a)(2)
Roseline Chervil	07/15/2020 07/24/2020	2,000 10,000	$200 $1,000	Section 4(a)(2) Section 4(a)(2)
Beer Scheba Chervil	07/15/2020 07/24/2020	1,000 10,000	$100 $1,000	Section 4(a)(2) Section 4(a)(2)
Vilicia Chervil	07/24/2020 08/19/2020	10,000 1,000	$1,000 $100	Section 4(a)(2) Section 4(a)(2)
Jennifer Buzzelli	11/27/2018	10,000	$1,000	Section 4(a)(2)
Jesula Delpe	07/06/2020	10,000	$1,000	Section 4(a)(2)
Myron Gould	02/07/2019	10,000	$1,000	Section 4(a)(2)
Hiromi Ishizu	01/10/2019	10,000	$1,000	Section 4(a)(2)
Dino Michetti	09/08/2020	10,000	$1,000	Section 4(a)(2)
Ethan M Young	07/24/2020	10,000	$1,000	Section 4(a)(2)
Alan D Swerksy	12/04/2018	5,000	$500	Section 4(a)(2)
Roger M Young	03/27/2018	5,000	$500	Section 4(a)(2)
Kevin Mabley	09/08/2020	3,000	$300	Section 4(a)(2)
Gregore G Maceno	07/15/2020	2,000	$200	Section 4(a)(2)
Jared G Maceno	07/15/2020	2,000	$200	Section 4(a)(2)
Jules G Maceno	07/15/2020	2,000	$200	Section 4(a)(2)
Cleopas Natio	08/24/2020	2,000	$200	Section 4(a)(2)
Joe Zeela Nicolas	08/19/2020	1,000	$100	Section 4(a)(2)
Cory R Joseph	07/15/2020	1,000	$100	Section 4(a)(2)
Angela Lowry	06/24/2020	1,000	$100	Section 4(a)(2)
Christopher Lowry	06/24/2020	1,000	$100	Section 4(a)(2)
Joslyn Marcelin	08/24/2020	1,000	$100	Section 4(a)(2)
Rouby B Metellus	07/15/2020	1,000	$100	Section 4(a)(2)
Giannia Toussaint	07/24/2020	1,000	$100	Section 4(a)(2)
Dafnie Nacius	8/9/2021	1,000	$100	Section 4(a)(2)
Jeffrey Turner	8/11/2021	15,000	$1,500	Section 4(a)(2)

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Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits

Exhibit No.	Description

3.1*	Certificate of Incorporation
3.2*	Amendment to Certificate of Incorporation
3.5*	Bylaws
5.1	Opinion of McMurdo Law Group, LLC
23.1	Consent of Independent Registered Public Accounting Firm.
23.2	Consent of McMurdo Law Group, LLC (contained in Exhibit 5.1).

*To be filed by amendment

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Item 17. Undertakings.

The undersigned Registrant hereby undertakes:

1.	To file, during any period in which it offers or sells securities, a post- effective amendment to this Registration Statement to:
a.	include any Prospectus required by Section 10(a)(3) of the Securities Act of 1933;
b.	reflect in the Prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in this Registration Statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of Prospectus filed with the commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and
c.	include any additional or changed material information on the plan of distribution.

2.	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

4.	That, for determining our liability under the Securities Act to any purchaser in the initial distribution of the securities, we undertake that in a primary offering of our securities pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, we will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
a.	any preliminary Prospectus or Prospectus that we file relating to the offering required to be filed pursuant to Rule 424 (Section 230.424 of this chapter);
b.	any free writing Prospectus relating to the offering prepared by or on our behalf or used or referred to by us;
c.	the portion of any other free writing Prospectus relating to the offering containing material information about us or our securities provided by or on behalf of us;
d.	and any other communication that is an offer in the offering made by us to the purchaser.

Each Prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than Prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or Prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or Prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or Prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our Directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our Directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in New York City, State of New York, on the 30th day of August 2021.

INTERNET SCIENCES INC.
(Registrant)

By:	/s/ LYNDA CHERVIL
Lynda Chervil, CEO

Signature	Title	Date

/s/ LYNDA CHERVIL	President and Chief Executive	August 30, 2021
Lynda Chervil	Officer and Director (Principal Executive, Financial and Accounting Officer)

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